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                                 August 7, 2001



American Spectrum Realty, Inc.
1800 East Deere Avenue
Santa Ana, California 92705

                  Re:      Registration Statement on Form S-4
                           Registration No. 333-43686

Dear Ladies and Gentlemen:

                  We have served as Maryland counsel to American Spectrum Realty, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of (a) up to 5,349,499 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock") and (b) up to $38,928,494 aggregate principal amount of the Company's 5.92% callable notes, due on the eighth anniversary of the closing of the consolidation (as defined below) (the "Notes"), covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to the issuance of Shares and Notes in connection with the consolidation of eight limited partnerships into the Company (the "Consolidation"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;
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American Spectrum Realty, Inc.
August 7, 2001
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                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State;

                  3. Draft Articles of Amendment and Restatement (the "Amendment and Restatement") in the form to be filed by the Company with the SDAT, certified as of the date hereof by an officer of the Company;

                  4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  5. Resolutions adopted by the Board of Directors of the Company relating to the issuance and registration of the Shares and the Notes in connection with the Consolidation, certified as of the date hereof by an officer of the Company (the "Resolutions");

                  6. A certificate executed by an officer of the Company, dated the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or other person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written
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American Spectrum Realty, Inc.
August 7, 2001
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modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Shares will not be transferred in violation of any restriction or limitation contained in the Charter, as amended by the Amendment and Restatement.

                  6. All certificates representing the Shares will contain any legend required by the Charter, as amended by the Amendment and Restatement.

                  7. No Shares will be issued until the Amendment and Restatement has been filed with, and accepted for record, by the SDAT.

                  8. The number of outstanding shares of the Company's stock following the issuance of all of the Shares will be as set forth in the Registration Statement under the heading "Description of Capital Stock," and the Company will not issue any shares of stock other than as described in the Registration Statement.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Shares have been duly authorized for issuance and, when and if issued and delivered in accordance with the Charter (as amended by the Amendment and Restatement), the Resolutions and the Registration Statement, will be validly issued, fully paid and non-assessable.

                  2. The Company has duly authorized the issuance of the Notes by all necessary corporate action.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.
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American Spectrum Realty, Inc.
August 7, 2001
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                    Very truly yours,




                                   /s/ Ballard, Spahr, Andrews and Ingersoll LLP
                                   ---------------------------------------------
                                       Ballard, Spahr, Andrews and Ingersoll LLP